UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

Altair Engineering Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38263	38-2591828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1820 E. Big Beaver Road Troy, Michigan	48083
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-2400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

A.    Agreement and Plan of Merger

On November 5, 2018, Altair Engineering Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Datawatch Corporation, a Delaware corporation (“Datawatch”), and Dallas Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of the Company. The boards of directors of the Company and Datawatch have unanimously approved the Merger Agreement.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Datawatch at a purchase price of $13.10 per Share, net to the seller in cash (the “Offer Price”), without interest and less any applicable withholding taxes. Purchaser will commence the Offer as promptly as practicable after the date of the Merger Agreement, but in no event more than 10 business days after the date of the Merger Agreement (or such later date as the parties may agree). The Offer will expire at one minute after 11:59 p.m. (Boston time) on the date that is 20 business days (calculated in accordance with Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended) following the commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement, including as required by the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

The obligation of the Company to purchase Shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including (i) that there will have been validly tendered and not validly withdrawn Shares that represent not less than one share more than 50% of the total number of Shares outstanding at the time of the expiration of the Offer and (ii) the expiration or termination of any applicable waiting period (or extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The consummation of the Offer is not subject to any financing condition.

Following the completion of the Offer and subject to the satisfaction or waiver of the remaining conditions set forth in the Merger Agreement, (i) the Company will promptly accept for payment (such time of acceptance for payment, the “Offer Acceptance Time”) and pay for all Shares validly tendered pursuant to the Offer and not validly withdrawn prior to the Offer Acceptance Time, and (ii) Purchaser will merge with and into Datawatch as soon as practicable without a meeting of Datawatch’s stockholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Datawatch surviving as a wholly-owned subsidiary of the Company (the “Merger”).

At the effective time of the Merger (the “Effective Time”), any Shares not purchased pursuant to the Offer (other than Shares (i) owned by Datawatch’s stockholders who have perfected their statutory rights of appraisal under Delaware law (ii) then owned by Datawatch or owned both at the commencement of the Offer and at the Effective Time by any wholly owned subsidiary of Datawatch and (iii) irrevocably accepted for purchase in the Offer or owned both at the commencement of the Offer and at the Effective Time by Altair, Purchaser or any other wholly owned subsidiary of Datawatch) will be automatically converted into the right to receive the Offer Price, net to the seller in cash, without interest and less any applicable withholding taxes.

Pursuant to the Merger Agreement, each stock option to purchase Shares (“Datawatch Options”) that was granted pursuant to the Datawatch Third Amended and Restated 2011 Equity Compensation and Incentive Plan, as amended (the “Datawatch Stock Plan”), and is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, will be automatically cancelled and converted into the right to receive an amount in cash, without interest and less applicable tax withholding, equal to the product of (i) the excess, if any, of (A) the Offer Price over (B) the per share exercise price for such Datawatch Option, multiplied by (ii) the total number of Shares underlying such Datawatch Option as of immediately prior to the Offer Acceptance Time. No holder of a Datawatch Option that has an exercise price per Share that is equal to or greater than the Offer Price will be entitled to any payment with respect to such cancelled Datawatch Option before or after the Effective Time.

Pursuant to the Merger Agreement, each restricted stock unit (“Datawatch RSUs”) that was granted under the Datawatch Stock Plan and is outstanding and vested immediately prior to the Effective Time (after giving effect to any accelerated vesting thereof upon completion of the Merger) will be automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the Offer Price multiplied by (ii) the total number of Shares that would otherwise have been issuable upon settlement of the vested portion of such Datawatch RSU, less any withholding taxes.

Each Datawatch RSU that was granted under the Datawatch Stock Plan and is outstanding and will not by its terms vest as of the Effective Time (after giving effect to any accelerated vesting thereof upon completion of the Merger) will be automatically converted into and become a substitute right to receive an amount in cash, without interest, equal to the product of (i) the Offer Price multiplied by (ii) the total number of Shares underlying the unvested portion of such Datawatch RSU, less any withholding taxes (such payment, the “Unvested RSU Consideration”). The payment of the Unvested RSU Consideration, if any, with respect to such substitute right will be payable on or after the date that such Datawatch RSU would have otherwise vested in accordance with its terms (and in any event not later than the earlier of (1) December 31st of the year during which such vesting date occurs or (2) the first regular payroll date following the date of termination for any such employee) but, subject to certain accelerated vesting terms, only if such conditions to vesting are satisfied prior to such vesting date.

Each holder of warrants to purchase Shares (“Datawatch Warrants”) that are unexpired, unexercised and outstanding as of the Effective Time, will have the right, upon valid exercise of the Datawatch Warrants, to receive an amount in cash, without interest and less applicable tax withholding, if any, equal to the product of (i) the excess, if any, of (A) the Offer Price over (B) the per share exercise price for such Datawatch Warrants, multiplied by (ii) the total number of Shares underlying such Datawatch Warrants as of immediately prior to the Effective Time.

The Merger Agreement includes representations and warranties and covenants of the parties customary for a transaction of this nature. During the period starting on the date of the Merger Agreement and ending at the Effective Time or such earlier date on which the Merger Agreement is terminated, Datawatch has agreed to operate its business and the business of its subsidiaries in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement. Datawatch has also agreed, subject to certain exceptions set forth in the Merger Agreement intended to permit its board of directors to comply with its fiduciary duties, (i) to recommend that Datawatch’s stockholders accept the Offer and tender all of their Shares pursuant to the Offer; (ii) not to solicit the making of any proposal that could reasonably be expected to lead to an alternative acquisition proposal or participate in any discussions with any third party regarding an alternative acquisition proposal; and (iii) to certain restrictions on its ability to respond to any unsolicited acquisition proposals.

The Merger Agreement includes a remedy of specific performance for the Company, Purchaser and Datawatch. The Merger Agreement also includes termination provisions for both the Company and Datawatch. In addition, in connection with the termination of the Merger Agreement under specified circumstances, including termination by Datawatch to accept and enter into a definitive agreement with respect to an unsolicited superior proposal, Datawatch will be required to pay a termination fee of approximately $6.1 million (the “Termination Fee”). A superior proposal is any bona fide and written proposal pursuant to which a third party would acquire, among other acquisition structures set forth in the Merger Agreement, more than 80% of the voting power of Datawatch, which proposal is binding on the third party making such proposal and is made pursuant to terms that the board of directors of Datawatch determines in good faith (after consultation with Datawatch’s financial advisors and outside legal counsel) render the proposal reasonably likely to be consummated if accepted on its terms and the proposal to be more favorable from a financial perspective to Datawatch’s stockholders than the Offer and the Merger. Any such termination of the Merger Agreement by Datawatch is subject to certain conditions, including Datawatch’s compliance with certain procedures set forth in the Merger Agreement and a good faith determination by Datawatch’s board of directors that the failure to take such action would be inconsistent with its fiduciary duties under applicable law (after providing the Company with prior written notice that Datawatch is taking such action and with an opportunity to negotiate), payment of the Termination Fee by Datawatch and the execution of a definitive agreement by Datawatch with such third party.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated herein by reference.

B.    Tender and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, on November 5, 2018, Michael Morrison (Datawatch’s President, Chief Executive Officer and board member), James Eliason (Datawatch’s Chief Financial Officer and Treasurer), Ken Tacelli (Datawatch’s Chief Operating Officer), each of the other members of Datawach’s board and certain other stockholders, each entered into a tender and support agreement (the “Support Agreement”) with the Company and Purchaser, which provides, among other things, that these stockholders will tender their Shares in the Offer and, if necessary, vote their Shares against any competing proposal. These stockholders may only withdraw their Shares from the Offer if the Support Agreement is terminated in accordance with its terms, including if the Merger Agreement is terminated. The Shares subject to the Support Agreement represent approximately 14.3% of the outstanding Shares as of October 31, 2018.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the Support Agreement, the form of which is attached as Exhibit 2.2 to this report and incorporated herein by reference.

C.    Amendment to Credit Agreement

Effective October 31, 2018, the Company entered into the First Amendment to its Third Amended and Restated Credit Agreement, by and among the Company, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Amendment”), which amends the Third Amended and Restated Credit Agreement, dated as of October 18, 2017 by and among the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Sole Bookrunner and Sole Lead Arranger (the “Amended and Restated Credit Agreement”).

Pursuant to the terms of the Amendment, the aggregate commitment amount of the lenders under the Amended and Restated Credit Agreement has been increased from $100 million to $150 million. Except as expressly modified by the Amendment, the Amended and Restated Credit Agreement remains in full force and effect.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, the form of which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Part C of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 5, 2018, the Company issued a joint press release with Datawatch entitled “Altair Announces Agreement to Acquire Datawatch.”

The foregoing press release is furnished as Exhibit 99.1 to this report.

Additional Information

The Merger Agreement, the Support Agreement and the Amendment, and the foregoing descriptions of each agreement, have been included to provide investors and stockholders with information regarding the terms of each agreement and are not intended to provide any financial or other factual information about the Company, Purchaser or Datawatch. In particular, the representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement. The assertions embodied in the representations and warranties contained in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules delivered by Datawatch to the Company in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement rather than establishing those matters as facts. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of Datawatch or the Company at the time they were made and the information in the Merger Agreement should be considered in conjunction with the entirety of the factual disclosure about Datawatch and the Company in Datawatch’s and the Company’s public disclosures filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures filed by the Company or Datawatch with the SEC.

Notice to Investors/Important Additional Information will be Filed with the SEC

The Offer has not yet commenced. This report and the attached exhibits are for informational purposes only and are neither an offer to purchase nor a solicitation of an offer to sell any securities of Datawatch nor are they a substitute for the tender offer materials that the Company will file with the SEC. The solicitation and the offer to purchase the Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that the Company intends to file with the SEC. Thereafter, Datawatch will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. DATAWATCH’S STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Datawatch on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at www.altair.com. Copies of the documents filed with or furnished to the SEC by Datawatch will be available at no charge under the “Investor Relations” section of Datawatch’s website at www.datawatch.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, the Company and Datawatch file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by the Company or Datawatch at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s and Datawatch’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Forward Looking Statements

Certain statements either contained in or incorporated by reference into this document are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the Offer, the Merger and the other transactions contemplated by the Merger Agreement; the expected timing of the completion of the Offer and the Merger; the ability of the Company, Purchaser and Datawatch to complete the Offer and the Merger considering the various conditions to the Offer and the Merger, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; the possibility of any termination of the

Merger Agreement; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to:

•	expected benefits that may not materialize as expected;

•	that the Offer and the Merger may not be timely completed, if at all;

•	uncertainties as to how many of Datawatch’s stockholders will tender their Shares in the Offer;

•	the risk that competing offers or acquisition proposals will be made;

•

the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger;

•

the effects of disruption on Datawatch’s business and the fact that the announcement and pendency of the transactions described in this release may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners;

•	that the parties are unable to successfully implement integration strategies; and

•

other risks that are described in the Company’s SEC reports, including, but not limited to, the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 and Quarterly Reports on Form 10-Q and Datawatch’s most recent Annual Report on Form 10-K for its fiscal year ended September 30, 2017 and Quarterly Reports on Form 10-Q.

The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 5, 2018, by and among Altair Engineering Inc., Datawatch Corporation and Dallas Merger Sub, Inc.

2.2	Form of Tender and Support Agreement, dated as of November 5, 2018, by and among Altair Engineering Inc., Dallas Merger Sub and each of the stockholders named therein.

10.1	Amendment (to Third Amended and Restated Credit Agreement), dated as of October 31, 2018, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Joint Press Release of Altair Engineering Inc. and Datawatch Corporation, dated November 5, 2018.

*	Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Engineering Inc.

Dated: November 5, 2018	By:	/s/ Howard Morof
		Name:	Howard Morof
		Title:	Chief Financial Officer